EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


     Lillian Vernon International, Ltd., A New York corporation

     Lillian Vernon Fulfillment Services, Inc., A Virginia corporation

     LVC Retail Corporation, a Delaware corporation